Exhibit 24

       July 19, 2005

U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

The following individuals, whose signatures appear below, and the successors to their positions, are hereby authorized to sign and file on my behalf all forms required by the U.S. securities laws, including without limitation
Form 3, Form 4, Form 5 and Form 144.

  A. Bonzani  ____________/s/__________________

  M. J. Busman  ____________/s/__________________

  M. Sladek  ____________/s/__________________

  C. Gregory  ____________/s/__________________

These individuals may further delegate this authority and this authorization shall remain in effect for as long as I am an executive officer of IBM.

       Very truly yours,

        /s/

       Virginia M. Rometty

cc:  New York Stock Exchange